Exhibit 10.2

SECURITY AGREEMENT
Spire Corporation, a Massachusetts corporation, having a principal place of business at One Patriots Park, Bedford, MA 01730 (“Borrower”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants to Roger G. Little, an individual with a notice address of c/o Blouin & Company, Inc., 2020 Commonwealth Ave. Suite 200, Newton, MA 02466 (“Lender”), a first lien and security interest in all of Borrower’s right, title and interest in and to the Collateral, as hereinafter defined, as security for the payment and performance of any and all liabilities and obligations of Borrower to Lender pursuant to a certain Secured Promissory Note dated the date hereof in the principal amount of $250,000 (the “Note”). The liabilities and obligations so secured are hereafter referred to as “Obligations”.

1.	DEFINITION OF COLLATERAL. As used herein, the term “Collateral” shall mean:

(a)
all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description used in Borrower’s operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor, except: (i) equipment, if any, leased or financed by DeLage Landon Financial Services, Inc., pursuant to contract no. 24995042, together with all additions, attachments, accessories and substitutions to or for the same and all proceeds of the foregoing; and (ii) Solar Plasma System, model 660 and Stringer 8000, together with any derivative or consequential results therefrom including monies paid on account thereof, or proceeds or assets consequential therefrom (“Equipment”);

(b)
all of Borrower’s inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower’s business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower (the “Inventory”);

(c)
all accounts, contract rights, letters of credit, bankers’ acceptances and guaranties whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquired any interest (the “Accounts”), except accounts receivable and claims for payment on account thereof, as against any person or entity that received products or services from Borrower;

(d)
all personal property of Borrower (including, without limitation, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, good will, processes, licenses whether as licensee or licensor, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures and all things in action) other than goods, Accounts, chattel paper, documents, instruments and Investment Property, whether now owned or hereafter created or acquired by Borrower (“General Intangibles”);

(e)
all investment property, financial assets, certificated and uncertified securities, securities accounts, securities entitlements, commodities contracts and commodities accounts of the Borrower, whether now owned or hereafter acquired or created by Borrower (“Investment Property”);

(f)	all chattel paper, documents and instruments as defined in the Uniform Commercial Code as adopted and in force in the Commonwealth of Massachusetts, as from time to time in effect;

(g)	all liens, security interests, rights, remedies and interests in respect of Accounts and other Collateral;

(h)
all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (a) through (g) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

(i)
all books and records (including, without limitation, customer lists, credit files, computer programs, files, print-outs, and other computer materials and records) of Borrower pertaining to any of (a) through (h) above.

(j)
all of Borrower’s rights in, to and under policies and certificates of insurance, arising out of any of the Collateral, including claims or rights to payment and all proceeds, refunds and premium rebates, including without limitation, proceeds of fire, theft or any other physical damage or loss, and credit insurance; and

(k)	all rights, remedies, guaranties, and privileges pertaining to any of the foregoing.

The term “Property” as used herein, means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

2.	REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BORROWER. Borrower hereby represents and warrants to Lender as follows:

(a)Borrower’s place of business shall be located at the address shown at the beginning of this Agreement. All the Collateral and records relating thereto shall be kept at Borrower’s place of business. Borrower will not remove any of the Collateral and will not change its place of business, without giving prior written notice to Lender and prior to the execution and delivery to Lender of new financing statements, in form satisfactory to Lender, reflecting such new address.

(b)Borrower is the owner of the Collateral free from any adverse lien, security interest or encumbrance and Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

(c)Borrower will at all reasonable times and from time to time allow Lender or any of Lender’s agents, employees, attorneys or accountants, to examine and inspect and make extracts from the books and other records of Borrower relating to the Collateral.

(d)Borrower shall execute and deliver to Lender such financing statements and amendments thereto or other instruments, all in form satisfactory to Lender, as Lender may from time to time require to comply with the provisions of the Uniform Commercial Code or other applicable laws relating to security interests, and in order to perfect and maintain the priority of the interest of Lender. Lender may file, as a financing statement, a photographic or other reproduction of this Agreement.

(e)Borrower will not create, grant or suffer to exist any pledge, mortgage, other security interest, lien or encumbrance upon or in respect of any of the Collateral except in favor of Lender. Except in connection with such purchase money security interests, Borrower will not join in any financing statement or other notice filing except with Lender.

(f)Lender shall be under no obligation to take steps necessary to preserve rights in any Collateral against prior parties but may do so at its option. After the occurrence and during the continuance of any Event of Default (as defined in Section 5), Lender may at any time take control of any proceeds of Collateral to which Lender is entitled hereunder or under applicable law.

(g)Borrower will not sell, lease, assign, transfer or otherwise dispose of any portion of the Collateral except in transactions in the ordinary course of business.

(h)So long as Borrower shall be indebted to Lender, Borrower shall keep the Collateral insured by reputable insurance companies authorized to transact business in Massachusetts covering such risks and in such amounts as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates and, upon the request of Lender, shall provide Lender with copies of the applicable insurance policies or certificates thereof.

(i)Borrower will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon.

3.ADDITIONAL COVENANTS OF THE BORROWER. Borrower covenants and agrees with Lender that until the Note has been paid in full, the Borrower will perform and observe the following additional covenants:

(a)Payment of Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it in accordance with its agreements with the applicable authorities, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a lien or charge upon any of the Collateral, provided that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings if Borrower shall have set aside on its books sufficient reserves with respect thereto.

(b)Preservation of Corporate Existence, etc. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. Preserve and maintain all required licenses and authorizations, including state regulatory authorizations.

(c)Distributions. Borrower will not declare or pay any dividends, or redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such.

4.EVENTS OF DEFAULT. All Obligations shall, at the option of Lender, become immediately due and payable, without presentment, demand, protest or notice, upon the occurrence of an event of default under the Note or upon any other failure of Borrower to pay or perform any obligation to Lender under the Note or this Agreement (an “Event of Default”).

5.REMEDIES. Upon the occurrence of any Event of Default, and at any time thereafter, Lender shall have the rights and remedies of a lender under the Uniform Commercial Code in addition to the rights and remedies provided herein, in the Note, or in any other instrument or paper executed by Borrower and all other rights and remedies available to a Lender at law or in equity. Borrower agrees to pay on demand all costs and expenses (including reasonable attorneys’ fees) incurred or paid by Lender in enforcing the Obligations. Borrower hereby irrevocably appoints Lender the true and lawful attorney for Borrower with full power of substitution, in the name of Lender or in the name of Borrower or otherwise, for the sole benefit of Lender but at the sole expense of Borrower, in the event of a default hereunder: (a) to demand, collect, receive payment of, receipt for, settle, compromise or adjust, and give discharges and releases in respect of the Collateral; (b) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral and to enforce any other rights in respect thereof; (c) to settle, compromise or adjust any suit, action or proceeding described in clause (b) above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; (d) to endorse checks, notes, drafts, acceptances, money orders or other instruments or documents evidencing or securing the Collateral. The powers conferred on Lender by this Agreement are solely to protect the interest of Lender and shall not impose any duty upon Lender to exercise any such power, and if Lender shall exercise any such power, he shall be accountable only for amounts that he actually receives as a result thereof and shall not be responsible to Borrower except for willful misconduct.

6.WAIVER. No failure or delay on the part of Lender in exercising any of his rights or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or future exercise thereof or of any other right or remedy. All rights and remedies under this Agreement are cumulative, and shall not be exclusive of any rights and remedies otherwise available. No waiver by Lender of any default by Borrower shall be effective unless in writing. Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of extensions of credit, Collateral received or delivered or other action taken in reliance hereon. Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of any of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereof and the settlement, compromise, adjustment or discharge of any thereof, all in such manner and at such time or times as Lender may deem advisable, without affecting the Obligations of Borrower hereunder in any manner.

7.PROTECTION OF COLLATERAL. In the absence of willful misconduct, Lender shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody of the Collateral in the possession of Lender. Lender may exercise its rights with respect to the Collateral without resort or regard to other collateral or sources of payment or reimbursement for the Obligations of Borrower.

8.FURTHER ASSURANCES. Borrower shall execute and deliver to Lender any and all writings and do any and all things reasonably requested by Lender to carry into effect the provisions and intent of this Agreement. Without limiting the foregoing, Borrower will take all actions necessary to assign its contract rights to Lender or any other purchaser by or through Lender following an Event of Default.

9.ENFORCEMENT COSTS. Borrower shall be obligated to pay to or reimburse Lender for all costs incurred or paid by Lender, including reasonable attorneys’ fees, in connection with the enforcement of its rights under this Agreement.

10.NOTICES. Any demand upon, or notice to, Borrower that Lender may elect to give shall be in writing and delivered personally, via overnight priority U.S. mail or a nationally recognized overnight courier, and deemed delivered the first business day following the date of mailing if not personally delivered, to the address shown at the beginning of this Agreement or as modified by any notice given after the date hereof.

11.BINDING AGREEMENT. The Agreement shall bind Borrower and Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

12.GOVERNING LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the Commonwealth of Massachusetts without regard to choice or conflict of law principles.

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IN WITNESS WHEREOF, Borrower has caused this Agreement to be signed in its name by its duly authorized officer as of the date first written above.

BORROWER
SPIRE CORPORATION

By:     /s/ Rodger W. LaFavre
Name:    Rodger W. LaFavre
Title:    President & CEO

Accepted and agreed by:            LENDER

/s/ Roger G. Little
Roger G. Little

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